Icahn Enterprises L.P. Reports Third Quarter 2019 Financial Results

•Third quarter net loss attributable to Icahn Enterprises of $49 million, or a loss of $0.24 per depositary unit

•Board approves quarterly distribution of $2.00 per depositary unit

New York, NY, November 5, 2019 - Icahn Enterprises L.P. (NASDAQ:IEP) is reporting third quarter 2019 revenues of $2.3 billion and net loss attributable to Icahn Enterprises of $49 million, or a loss of $0.24 per depositary unit. For the three months ended September 30, 2018, revenues were $2.6 billion and net income attributable to Icahn Enterprises was $118 million, or $0.64 per depositary unit, including a loss of $45 million from continuing operations, or a loss of $0.24 per depositary unit. For the three months ended September 30, 2019, Adjusted EBITDA attributable to Icahn Enterprises was $(121) million compared to $5 million for the three months ended September 30, 2018. For the three months ended September 30, 2019, Adjusted EBIT attributable to Icahn Enterprises was $(209) million compared to $(79) million for the three months ended September 30, 2018.

For the nine months ended September 30, 2019 revenues were $6.4 billion and net loss attributable to Icahn Enterprises was $941 million, or a loss of $4.68 per depositary unit, including a loss of $917 million from continuing operations, or a loss of $4.56 per depositary unit. For the nine months ended September 30, 2018, revenues were $9.0 billion and net income attributable to Icahn Enterprises was $552 million, or $3.04 per depositary unit, including $201 million from continuing operations, or $1.11 per depositary unit. For the nine months ended September 30, 2019, Adjusted EBITDA attributable to Icahn Enterprises was $(573) million compared to $665 million for the nine months ended September 30, 2018. For the nine months ended September 30, 2019, Adjusted EBIT attributable to Icahn Enterprises was $(840) million compared to $412 million for the nine months ended September 30, 2018.

For the nine months ended September 30, 2019, indicative net asset value decreased to $7.49 billion compared to $8.15 billion as of December 31, 2018.

On October 31, 2019, the Board of Directors of the general partner of Icahn Enterprises declared a quarterly distribution in the amount of $2.00 per depositary unit, which will be paid on or about December 20, 2019 to depositary unitholders of record at the close of business on November 15, 2019. Depositary unitholders will have until December 11, 2019 to make an election to receive either cash or additional depositary units; if a unitholder does not make an election, it will automatically be deemed to have elected to receive the distribution in cash. Depositary unitholders who elect to receive additional depositary units will receive units valued at the volume weighted average trading price of the units on NASDAQ during the 5 consecutive trading days ending December 18, 2019. No fractional depositary units will be issued pursuant to the distribution payment. Icahn Enterprises will make a cash payment in lieu of issuing fractional depositary units to any unitholders electing to receive depositary units. Any unitholders that would only be eligible to receive a fraction of a depositary unit based on the above calculation will receive a cash payment.

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Icahn Enterprises L.P., a master limited partnership, is a diversified holding company engaged in seven primary business segments: Investment, Energy, Automotive, Food Packaging, Metals, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors, including risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our ability to continue to conduct our activities in a manner so as to not be deemed an investment company under the Investment Company Act of 1940, as amended; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:	(In millions, except per unit amounts)
Net sales	$2,484	$2,815	$7,371	$7,998
Other revenues from operations	170	166	504	491
Net (loss) gain from investment activities	(657)	(514)	(1,968)	328
Interest and dividend income	69	36	192	98
Gain on disposition of assets, net	249	65	256	65
Other income (loss), net	5	1	16	(5)
	2,320	2,569	6,371	8,975
Expenses:
Cost of goods sold	2,069	2,372	6,098	6,786
Other expenses from operations	141	138	409	397
Selling, general and administrative	352	329	1,027	1,012
Restructuring	4	17	15	20
Impairment	—	—	1	3
Interest expense	153	125	443	391
	2,719	2,981	7,993	8,609
(Loss) income from continuing operations before income tax benefit	(399)	(412)	(1,622)	366
Income tax benefit	26	78	12	77
(Loss) income from continuing operations	(373)	(334)	(1,610)	443
Income (loss) from discontinued operations	—	176	(24)	388
Net (loss) income	(373)	(158)	(1,634)	831
Less: net (loss) income attributable to non-controlling interests	(324)	(276)	(693)	279
Net (loss) income attributable to Icahn Enterprises	$(49)	$118	$(941)	$552

Net (loss) income attributable to Icahn Enterprises from:
Continuing operations	$(49)	$(45)	$(917)	$201
Discontinued operations	—	163	(24)	351
	$(49)	$118	$(941)	$552

Net (loss) income attributable to Icahn Enterprises allocated to:
Limited partners	$(48)	$116	$(922)	$541
General partner	(1)	2	(19)	11
	$(49)	$118	$(941)	$552

Basic and diluted (loss) income per LP unit:
Continuing operations	$(0.24)	$(0.24)	$(4.56)	$1.11
Discontinued operations	0.00	0.88	(0.12)	1.93
	$(0.24)	$0.64	$(4.68)	$3.04
Basic and diluted weighted average LP units outstanding	202	183	197	178
Cash distributions declared per LP unit	$2.00	$1.75	$6.00	$5.25

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2019	December 31, 2018
ASSETS	(In millions)
Cash and cash equivalents	$3,266	$2,656
Cash held at consolidated affiliated partnerships and restricted cash	613	2,682
Investments	9,437	8,337
Due from brokers	842	664
Accounts receivable, net	500	474
Inventories, net	1,817	1,779
Property, plant and equipment, net	4,592	4,688
Goodwill	281	247
Intangible assets, net	449	501
Other assets	1,460	1,461
Total Assets	$23,257	$23,489
LIABILITIES AND EQUITY
Accounts payable	$895	$832
Accrued expenses and other liabilities	2,342	1,012
Deferred tax liability	625	694
Unrealized loss on derivative contracts	461	36
Securities sold, not yet purchased, at fair value	223	468
Due to brokers	114	141
Debt	7,449	7,326
Total liabilities	12,109	10,509

Equity:
Limited partners	6,441	7,350
General partner	(808)	(790)
Equity attributable to Icahn Enterprises	5,633	6,560
Equity attributable to non-controlling interests	5,515	6,420
Total equity	11,148	12,980
Total Liabilities and Equity	$23,257	$23,489

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT. EBITDA represents earnings from continuing operations before interest expense, income tax (benefit) expense and depreciation and amortization. EBIT represents earnings from continuing operations before interest expense and income tax (benefit) expense. We define Adjusted EBITDA and Adjusted EBIT as EBITDA and EBIT, respectively, excluding certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt, major scheduled turnaround expenses, certain tax settlements and certain other non-operational charges. We present EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT on a consolidated basis and on a basis attributable to Icahn Enterprises net of the effects of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt, major scheduled turnaround expenses, certain tax settlements and certain other non-operational charges. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT:

•do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•do not reflect changes in, or cash requirements for, our working capital needs; and
•do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT only as a supplemental measure of our financial performance.

Use of Indicative Net Asset Value Data

The Company uses indicative net asset value as an additional method for considering the value of the Company’s assets, and we believe that this information can be helpful to investors. Please note, however, that the indicative net asset value does not represent the market price at which the units trade. Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation.

The Company's depositary units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of units that they own. Units may be bought and sold on The NASDAQ Global Select

Market at prevailing market prices. Those prices may be higher or lower than the indicative net asset value of the units as calculated by management.

See below for more information on how we calculate the Company’s indicative net asset value.

	September 30, 2019	December 31, 2018
Market-valued Subsidiaries:	(In millions)(Unaudited)
Holding Company interest in Funds (1)	$4,283	$5,066
CVR Energy (2)	3,135	2,455
CVR Refining - direct holding (2)	—	60
Tenneco Inc.(2)	369	806
Total market-valued subsidiaries	$7,787	$8,387

Other Subsidiaries:
Viskase (3)	$107	$147
Real Estate Holdings (1)	457	465
PSC Metals (1)	164	177
WestPoint Home (1)	149	133
Ferrous Resources (4)	12	423
Icahn Automotive Group (1)	1,842	1,747
Total - other subsidiaries	$2,731	$3,092
Add: Holding Company cash and cash equivalents (5)	2,453	1,834
Less: Holding Company debt (5)	(5,551)	(5,505)
Add: Other Holding Company net assets (5)	71	344
Indicative Net Asset Value	$7,491	$8,152

Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, expressed or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1)Represents equity attributable to us as of each respective date.
(2)Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date.
(3)Amounts based on market comparables due to lack of material trading volume, valued at 9.0x Adjusted EBITDA for the twelve months ended September 30, 2019 and December 31, 2018.
(4)December 31, 2018 represents the estimated proceeds based on the sale agreement signed during December 2018.
(5)Holding Company's balance as of each respective date.

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Consolidated Adjusted EBITDA:	(Unaudited)
Net (loss) income from continuing operations	$(373)	$(334)	$(1,610)	$443
Interest expense, net	134	123	395	387
Income tax benefit	(26)	(78)	(12)	(77)
Depreciation and amortization	129	125	389	383
Consolidated EBITDA	$(136)	$(164)	$(838)	$1,136
Impairment of assets	—	—	1	3
Restructuring costs	4	13	15	16
Non-Service cost U.S. based pensions	1	—	2	8
Gain on disposition of assets	(252)	(65)	(251)	(70)
Other	17	2	37	27
Consolidated Adjusted EBITDA	$(366)	$(214)	$(1,034)	$1,120

IEP Adjusted EBITDA:
Net (loss) income from continuing operations attributable to Icahn Enterprises	$(49)	$(45)	$(917)	$201
Interest expense, net	105	105	314	319
Income tax benefit	(33)	(84)	(35)	(85)
Depreciation and amortization	88	84	267	253
EBITDA attributable to IEP	$111	$60	$(371)	$688
Impairment of assets	—	—	1	3
Restructuring costs	4	11	13	14
Non-Service cost U.S. based pensions	1	—	2	6
Gain on disposition of assets	(252)	(66)	(251)	(71)
Other	15	—	33	25
Adjusted EBITDA attributable to IEP	$(121)	5	(573)	665

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Consolidated Adjusted EBIT:	(Unaudited)
Net (loss) income from continuing operations	$(373)	$(334)	$(1,610)	$443
Interest expense, net	134	123	395	387
Income tax benefit	(26)	(78)	(12)	(77)
Consolidated EBIT	$(265)	$(289)	$(1227)	$753
Impairment of assets	—	—	1	3
Restructuring costs	4	13	15	16
Non-Service cost U.S. based pensions	1	—	2	8
Gain on disposition of assets	(252)	(65)	(251)	(70)
Other	17	2	37	27
Consolidated Adjusted EBIT	$(495)	$(339)	$(1423)	$737

IEP Adjusted EBIT:
Net (loss) income from continuing operations attributable to Icahn Enterprises	$(49)	$(45)	$(917)	$201
Interest expense, net	105	105	314	319
Income tax benefit	(33)	(84)	(35)	(85)
EBIT attributable to IEP	$23	$(24)	$(638)	$435
Impairment of assets	—	—	1	3
Restructuring costs	4	11	13	14
Non-Service cost U.S. based pensions	1	—	2	6
Gain on disposition of assets	(252)	(66)	(251)	(71)
Other	15	—	33	25
Adjusted EBIT attributable to IEP	$(209)	$(79)	$(840)	$412

Investor Contacts:
SungHwan Cho, Chief Financial Officer
Peter Reck, Chief Accounting Officer
(212) 702-4300